Exhibit 23c

INDEPENDENT AUDITORS' CONSENT

PacifiCorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-91411 and 333-09115 on Form S-3 of our report dated April 19, 2000, appearing in the Annual Report on Form 10-K of PacifiCorp and subsidiaries for the year ended March 31, 2000.

DELOITTE & TOUCHE TOHMATSU

Melbourne, Australia
June 15, 2000